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Exhibit 99.1

RAG SHOPS, INC.

111 Wagaraw Road, Hawthorne, New Jersey 07506-2711
Telephone: 973-423-1303 ext. 115
Facsimile: 973-427-6568

PRESS RELEASE

Contact: Steven B. Barnett
Executive Vice President

FOR IMMEDIATE RELEASE

Rag Shops Announces Sale of Control Block of Common Stock, Entering into of an Acquisition Agreement and Restatement of Financial Statements

Hawthorne, New Jersey, (Business Wire) September 13, 2004—Rag Shops, Inc.
(NASDAQ:RAGS), a specialty retailer of crafts and fabrics, today announced that:

        •      An affiliate of Sun Capital Partners, Inc. (Sun Capital Partners) has entered into a Stock Purchase Agreement with certain senior executive officers and other stockholders of Rag Shops (Stock Purchase Agreement) pursuant to which it has acquired 2,671,199 shares of Rag Shops common stock, representing approximately 56% of all the issued and outstanding shares of common stock of Rag Shops, for cash at a per share price of $4.30.

        •      Rag Shops simultaneously entered into an Agreement and Plan of Merger with an affiliate of Sun Capital Partners (Acquisition Agreement). Subject to the terms and conditions contained in the Acquisition Agreement, in a transaction to be effected through a tender offer and subsequent merger, the affiliate of Sun Capital Partners will commence a tender offer to acquire for cash all of the issued and outstanding shares of Rag Shops at a price per share of $4.30, which represents a premium of approximately 23% over the closing price of Rag Shop's common stock on September 10, 2004.

        •      Rag Shops will restate its financial statements for the first three quarters of its fiscal year ended August 29, 2004 to increase its net loss by $293,247, or 6 cents per share, for the nine months ended May 29, 2004. The restatements will reflect a recently discovered under-accrual for health insurance benefits under the Rag Shops' health insurance plan.

About the Sale of Stock and the Agreement and Plan of Merger

        Rag Shops announced in February, 2004 that it had retained the investment banking firm of SunTrust Robinson Humphrey to provide financial advisory services and review possible strategic alternatives, including, but not necessarily limited to, sale, merger or other corporate transactions, in an effort to maximize shareholder value. Since then, Rag Shops has been involved in such investigations and negotiations. Those efforts since February culminated in the approval by the Board of Directors of and the entering into of the Stock Purchase Agreement and the Acquisition Agreement. Furthermore, in connection with the execution of the Acquisition Agreement, Stanley Berenzweig has agreed to fund certain expenses, up to $750,000, incurred from time to time by Rag Shops and its direct or indirect subsidiaries. The tender offer and subsequent merger are subject to the satisfaction or waiver of certain closing conditions, as will be described in the offer to purchase, transmittal letter and related documents. The tender offer and the merger are not conditioned upon financing.

        In connection with the foregoing, Stanley Berenzweig and Doris Berenzweig each has resigned effective immediately as the Chairman and Chief Executive Officer, and Secretary of Rag Shops,

respectively. Jeffrey Gerstel, the President and Chief Operating Officer of Rag Shops and other senior executives will assume the duties of Mr. and Mrs. Berenzweig.

        In addition, as part of these agreements, the number of members of the Board of Directors will initially be increased to seven and an affiliate of Sun Capital Partners will designate four of those members (Designees). Mr. Berenzweig has resigned from the Board of Directors, which resignation was effective immediately prior to the consummation of the transactions contemplated by the Stock Purchase Agreement. The resulting vacancy will be filled by one of the Designees upon his due qualification and appointment. Mr. Gerstel will later resign from the Board of Directors, however his resignation will not be effective until the Designee replacing his position is duly qualified and appointed. The additional two vacancies resulting from the increase in the size of the Board of Directors will be filled by the remaining two Designees effective upon their due qualification and appointment. The three current independent directors of Rag Shops will remain on the Board of Directors.

        In connection with the tender offer and the merger, Rag Shops' Board of Directors received a fairness opinion with respect to the proposed tender offer and merger from SunTrust Robinson Humphrey, stating that the consideration to be received by Rag Shops' stockholders in the tender offer and the merger is fair from a financial point of view to such stockholders. Sills Cummis Epstein & Gross P.C. has served as Rag Shops' legal advisor in connection with the tender offer and the merger. Hughes Hubbard & Reed LLP has served as Sun Capital Partners' legal advisor in connection with the tender offer and the merger.

About the Restatement

        The restatement will reflect a recently discovered under-accrual for health insurance benefits under Rag Shops' health insurance plan. Rag Shops' health plan, which is partly self-funded, provides for a stop-loss on aggregate exposure but requires accrual at the first dollar of loss to that aggregate exposure, a number negotiated with its insurer. Rag Shops erroneously based its accruals during this fiscal year on the rates applicable for the prior fiscal year resulting in an under- accrual. Rag Shops will restate its financial statements for the first three quarters of its fiscal year ended August 29, 2004 to increase its net loss by approximately $293,000, or 6 cents per share from approximately $12,000 to approximately $305,000, for the nine months ended May 29, 2004. Rag Shops anticipates filing amended Quarterly Reports within the next five business days.

        Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future results or events. The terms "believe," "expect," "intend," "anticipate" and "plan" as well as similar expressions are intended to identify some of the forward-looking statements contained in this press release. Forward-looking statements involve a number of risks, uncertainties and other factors beyond Rag Shops' control, which may cause material differences in actual results, performance or other expectations. These risks include, but are not limited to, the following: our ability to reduce expenses successfully; reduced service levels or product quality as a result of cost-cutting initiatives; increases in the cost of materials, and labor; increased levels of competition; our ability to retain key personnel; downturns in general economic conditions; decreased levels of service from third party vendors and service providers; our ability to raise capital and complete financing transactions; as well as other factors detailed in our filings with the SEC, which can be accessed via our website.

        This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Rag Shops. Rag Shops stockholders are advised to read the tender offer statement carefully and the solicitation/recommendation statement regarding the acquisition referenced in this press release, which will be filed with the Securities and Exchange Commission upon the commencement of the tender offer. The tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the solicitation/recommendation statement will contain important information which should be read carefully before any decision is made with respect to the offer. Rag Shops stockholders may obtain a free copy of the tender offer statement and the solicitation/recommendation statement when they are available and copies of other documents filed by affiliates of Sun Capital Partners and Rag Shops with the SEC at the SEC's Web site at http://www.sec.gov. The tender offer statement and the solicitation/recommendation statement and these other documents may also be obtained by Rag Shops stockholders without cost to them from Rag Shops, by directing a request to Rag Shops, Inc.—Investor Relations, 111 Wagaraw Road, Hawthorne, N.J. (973-423-1303).

        The Company's common stock is traded on the NASDAQ SmallCap System under the symbol "RAGS" and its web site can be found at www.ragshop.com.

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RAG SHOPS, INC.
111 Wagaraw Road, Hawthorne, New Jersey 07506-2711 Telephone: 973-423-1303 ext. 115 Facsimile: 973-427-6568 PRESS RELEASE
Rag Shops Announces Sale of Control Block of Common Stock, Entering into of an Acquisition Agreement and Restatement of Financial Statements